Exhibit 4.27
Settlement Deed
Dated 30 June 2017
(1)
Likiep Shipping Company Inc.
Orangina Inc.
Oruk Shipping Company Inc.
Delap Shipping Company Inc.
Jabor Shipping Company Inc.
Eluk Shipping Company Inc.
Mago Shipping Company Inc.
Meck Shipping Company Inc.
Langor Shipping Company Inc.
 (as Borrowers)

(2)	Diana Containerships Inc. (as Guarantor)
(3)	The Royal Bank of Scotland plc (as Agent)
(4)	The Royal Bank of Scotland plc (as Security Agent)
(5)	The Royal Bank of Scotland plc (as Swap Provider)

Contents
Page
1	Definitions	4
2	Agreement	5
3	Release and Reassignment of Finance Documents	7
4	Release of Claims	7
5	Representation and Warranties	8
6	Costs	9
7	Time of the Essence	9
8	Miscellaneous	9
9	Governing Law and Jurisdiction	10
Schedule 1	The Security Documents	17
Schedule 2	Banking Operations Letter	20

Settlement Deed
Dated 30 June 2017
Between:
(1)
Likiep Shipping Company Inc.  ("Borrower A"), Orangina Inc. ("Borrower B"), Oruk Shipping Company Inc. ("Borrower C"), Delap Shipping Company Inc. ("Borrower D"), Jabor Shipping Company Inc. ("Borrower E"), Mago Shipping Company Inc.  ("Borrower G"), Meck Shipping Company Inc. ("Borrower H"), Langor Shipping Company Inc. ("Borrower I") and Eluk Shipping Company Inc. ("Borrower J"), each a company incorporated according to the law of the Republic of the Marshall Islands with registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands jointly and severally (together the "Borrowers" and each a "Borrower");

(2)
Diana Containerships Inc., a company incorporated according to the law of the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH9690, Marshall Islands (the "Guarantor");

(3)	The Royal Bank of Scotland plc, acting as agent through its office at 250 Bishopsgate, London EC2M 4AA (the "Agent");
(4)	The Royal Bank of Scotland plc, acting as security agent through its office at 250 Bishopsgate, London EC2M 4AA (the "Security Agent"); and
(5)	The Royal Bank of Scotland plc, acting as swap provider through its office at 250 Bishopsgate, London EC2M 4AA (in that capacity, the "Swap Provider").
Whereas:
(A)
Pursuant to a loan agreement dated 10 September 2015 as amended by an amendment agreement dated 12 September 2016 (the "Loan Agreement") made between (1) the Borrowers as borrowers (2) the Guarantor as guarantor, (3) the financial institutions listed in part I of schedule 1 to the Loan Agreement (the "Lenders"), (4) The Royal Bank of Scotland plc as arranger, (5) the Agent, (6) the Security Agent and (7) the Swap Provider, the Lenders made available to the Borrowers on a joint and several baisis a loan not exceeding $148,000,000.

(B)
As security for the obligations of the Borrowers under the Loan Agreement, the Borrowers and the Guarantor have executed in favour of the Security Agent the documents described in Schedule 1 to this Deed.

(C)	In settlement of all liabilities of the Borrowers under the Finance Documents (other than the Master Agreement), each party to this Deed (each a "Party") has agreed to enter into this Deed.
(D)	There are no Transactions under the Master Agreement (as defined in the Loan Agreement) outstanding as at the date of this Deed.
This Deed witnesses as follows:

1	Definitions
1.1	In this Deed:
"Borrower Parties" means the Borrowers and all other Security Parties;
"Borrower Party Third Party" means any and each of the Borrower Parties' holding companies and subsidiaries and each subsidiary of each of the Borrower Parties' holding companies (as each such term is defined in the Companies Act 2006) (being, together with the Borrower Parties the "Borrower Parties' Group") and each of the current and former officers, directors, employees and agents of any member of the Borrower Parties' Group, together with any of the predecessors, successors and assigns of any of the foregoing.
"Claims" means all and any complaints, actions, claims, rights, demands and set-offs of any kind whatsoever, whether in law or equity, known or unknown, present or future, actual or potential and in whatever capacity or jurisdiction arising out of or in any way connected with:
(a)	the Loan Agreement; and/or
(b)	the Master Agreement; and/or
(c)	the other Finance Documents (other than the Master Agreement); and/or
(d)	the Vessels,
other than any claims arising from fraud.
"Final Settlement Time" means the time at which the Agent confirms to the Borrowers and the Guarantor that:
(a)	the Settlement Sum has been credited to the account of the Guarantor held with the Agent;
(b)	the Agent has received irrevocable instructions from the Guarantor authorising the Agent to release the Settlement Sum to the Agent; and
(c)	all other conditions set out in this Deed have been fulfilled to its satisfaction, in each case, on or before 3.00pm BST on 30 June 2017.
"Finance Party Third Party" means any and each of the Finance Parties' holding companies and subsidiaries and each subsidiary of each of the Finance Parties' holding companies (as each such term is defined in the Companies Act 2006) (being, together with the Finance Parties, the "Finance Parties' Group") and each of the current and former officers, directors, employees and agents of any member of the Finance Parties' Group, together with any of the predecessors, successors and assigns of any of the foregoing.
"Proceedings" means all and any legal proceedings, litigation or other legal process of any nature whatsoever in any jurisdiction whatsoever (including, but not limited to, court proceedings, arbitration and alternative dispute resolution).

"Vessels" means the following vessels, and everything now or in the future belonging to them on board and ashore, currently registered under the respective flags set out below in the ownership of the respective Borrowers set out below and "Vessel" means any one of them:
Name of Vessel	Flag	Type	Year built	Owner	Vessel
m.v. "Sagitta"	Marshall Islands	Container ship	2010	Borrower A	("Vessel A")
m.v. "Centaurus"	Marshall Islands	Container ship	2010	Borrower B	("Vessel B")
m.v. "Pucon"	Marshall Islands	Container ship	2006	Borrower C	("Vessel C")
m.v. "March"	Marshall Islands	Container ship	2004	Borrower D	("Vessel D")
m.v. "Great"	Marshall Islands	Container ship	2004	Borrower E	("Vessel E")
m.v. "New Jersey"	Marshall Islands	Container ship	2006	Borrower G	("Vessel G")
m.v. "Rotterdam"	Marshall Islands	Container ship	2008	Borrower H	("Vessel H")
m.v. "Hamburg"	Marshall Islands	Container ship	2009	Borrower I	("Vessel I")
m.v. "Puelo"	Marshall Islands	Container ship	2006	Borrower J	("Vessel J")

1.2	Unless otherwise specified in this Deed, or unless the context otherwise requires, all words and expressions defined in the Loan Agreement shall have the same meaning when used in this Deed.
2	Agreement
2.1
In consideration of the Agent, the Security Agent and the Swap Provider entering into the Deed of Release and Reassignment and the Mortgage Discharges (each as defined in Clause 3 and Clause 6 below respectively):

2.1.1	the Guarantor agrees to pay:
(a)	to the Agent eighty five million dollars ($85,000,000) together with accrued interest and any Break Costs (the "Settlement Sum");
(b)	the fees of the relevant ships registrar in connection with the Mortgage Discharges; and

(c)	to Stephenson Harwood LLP, Seward & Kissel LLP, Drinker Biddle & Reath LLP and Cheeswrights Notaries Public their costs, fees and expenses in connection with the matters outlined in Clause 6, in each case free of all bank charges and on or before 3.00pm BST on 30 June 2017;
2.1.2	each Borrower and the Guarantor shall deliver or cause to be delivered to or to the order of the Agent the following documents and evidence:
(a)
a copy of a solvency certificate from a duly authorised officer of each of Addiewell Ltd. and Diana Shipping Inc. confirming, amongst other things, that (i) it is not unable to pay its debts and would not become unable to do so as a consequence of making the payment described in sub-clause (e) below, (ii) its assets exceed its liabilities and (iii) no corporate action, legal proceeding or other step has been taken or is pending or has been threatened in relation to the commencement of any liquidation, winding-up or other insolvency or bankruptcy proceeding in respect of that entity;

(b)	a copy of a resolution of the board of directors or, as the case may be, the duly appointed and empowered executive committee of each Borrower and the Guarantor:
(i)	approving the terms of, and the transactions contemplated by, this Deed and resolving that it execute this Deed;
(ii)	authorising a specified person or persons to execute this Deed (and all documents and notices to be signed and/or dispatched under those documents) on its behalf;
(c)	a copy of the power of attorney of each Borrower and the Guarantor under which this Deed is to be executed; and
(d)	evidence that any process agent referred to in Clause 9.5 has accepted its appointment, in each case on or before the date of this Deed; and
(e)
evidence satisfactory to the Agent that the Guarantor has received (i) forty million dollars ($40,000,000) from Diana Shipping Inc. and (ii) thirty five million dollars ($35,000,000) from Addiewell Ltd.; and

(f)	an irrevocable payment release letter from a duly authorised officer of the Guarantor authorising the Agent to release the Settlement Sum to the Agent, in each case on or before 3.00pm BST on 30 June 2017.
2.2
Following the Final Settlement Time, each Party agrees that all Earnings Accounts and the Liquidity Account held by the Security Parties with the Account Holder shall be closed by 29 September 2017. Without prejudice to this obligation, the

Borrowers and the Guarantor will each execute and deliver to the Security Agent on the date of this Deed a bank operations letter (materially in the form set out in Schedule 2 or such other form as the Security Agent may require) undertaking to close all Earnings Accounts and the Liquidity Account on or before 29 September 2017 and providing authority to the Security Agent to close all Earnings Accounts and the Liquidity Account in the event that such accounts are not closed by 29 September 2017.
2.3
The satisfaction of the conditions detailed in Clause 2.1 of this Deed shall, with effect from the Final Settlement Time, be the full and final settlement of any and all obligations and liabilities of the Security Parties under the Finance Documents, with the exception of all indemnities contained in the Finance Documents, including without limitation the indemnities contained in clause 12, clause 14, clause 15 and clause 16 of the Loan Agreement, which are intended to survive.

3	Release and Reassignment of Finance Documents
3.1
At the Final Settlement Time, the Agent, the Security Agent and the Swap Provider shall enter into a deed of release and reassignment (the "Deed of Release and Reassignment") pursuant to which they shall:

3.1.1
irrevocably and unconditionally release and discharge the Borrowers and the Guarantor from all their respective obligations and liabilities under, or arising out of, or in any way connected with, the Finance Documents with the exception of all indemnities contained in the Finance Documents, including without limitation the indemnities contained in clause 12, clause 14, clause 15 and clause 16 of the Loan Agreement, which are intended to survive;

3.1.2
irrevocably waive and release any and all Claims existing prior to the date of this Deed against the Security Parties with the exception of any present or future Claims arising from or in connection with any of the indemnities contained in the Finance Documents, including without limitation the indemnities contained in clause 12, clause 14, clause 15 and clause 16 of the Loan Agreement; and

3.1.3
irrevocably and unconditionally reassign and release to the Borrowers all their right, title and interest in and to all the property assigned to the Security Agent or charged in favour of the Security Agent under the Finance Documents, provided that if payment of the Settlement Sum or any other amount set out in Clause 2.1.1 of this Deed is avoided or must be restored in the insolvency, bankruptcy or otherwise of any person, the liability of the Borrowers and the Guarantor under the Finance Documents and the security interests under the Security Documents will continue or be reinstated as if the Deed of Release and Reassignment had not been executed and the relevant amount(s) had not been paid.
4	Release of Claims
4.1	The Borrower Parties:

4.1.1
agree, with effect on and from the Final Settlement Time, not to assert, bring or continue any Proceedings against a Finance Party or any Finance Party Third Party which arise out of or are in any way connected with any Claim; and

4.1.2	with effect on and from the Final Settlement Time, irrevocably waive and release any and all Claims against a Finance Party and/or any Finance Party Third Party.
4.2
Each Borrower and the Guarantor shall jointly and severally indemnify, and shall keep indemnified, the Finance Parties against all costs and damages (including legal costs and expenses) incurred in all future Proceedings in respect of any of the Claims which it or a Borrower Party Third Party or any of them may bring against the Finance Parties or any Finance Party Third Party or any of them.

5	Representation and Warranties
5.1	Each Borrower and the Guarantor make the representations and warranties set out in this Clause to the Finance Parties in respect of itself on the date of this Deed and at the Final Settlement Time.
5.1.1	Claims It has not transferred, assigned or otherwise disposed of any of its rights under the Claims.
5.1.2	Existence; Compliance with Law It:
(a)	is duly organised, validly existing and in good standing under the laws of the jurisdiction of its organisation;
(b)	has the power to own its assets and carry on its business as it is being conducted and is in good standing under the laws of each jurisdiction where such qualification is necessary;
(c)	is in compliance with its constitutional documents; and
(d)	is in compliance with all applicable requirements of law.
5.1.3	Power and Authority The execution, delivery and performance by it of this Deed:
(a)
is within its corporate or similar powers and, at the time of execution thereof, have been duly authorised by all necessary corporate and similar action (including, if applicable, consent of holders of its securities);

(b)
does not (i) contravene its constitutional documents, (ii) violate any applicable requirement of law in or (iii) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any of its contractual obligations; and

(c)	does not require any permit of, or filing with, any governmental authority in any applicable jurisdiction or any consent of, or notice to, any person.

5.1.4	Validity and admissibility in evidence All Authorisations required:
(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in this Deed or to enable the Finance Parties to enforce and exercise all of their rights under this Deed; and
(b)	to make this Deed admissible in evidence in its jurisdiction of its incorporation, have been obtained or effected and are in full force and effect.
5.1.5	Governing law and enforcement
(a)	The choice of governing law of this Deed will be recognised and enforced in the jurisdiction of its incorporation.
(b)
Any judgment obtained in relation to this Deed in the jurisdiction of the governing law of a Finance Document other than the Master Agreement will be recognised and enforced in the jurisdiction of its incorporation.

5.1.6	Solvency
(a)	It is able to pay its debts and will not become unable to pay its debts as a result of the transactions contemplated by this Deed.
(b)	No corporate action, legal proceedings or other procedure or step described in clause 19.1.7 of the Loan Agreement has been taken in relation to it.
6	Costs
The Borrowers shall bear all costs, fees and expenses of the Agent, the Security Agent and the Swap Provider in relation to the negotiation, preparation, printing and execution of this Deed, the Deed of Release and Reassignment and discharges in respect of the Mortgages (the "Mortgage Discharges").
7	Time of the Essence
7.1	Time is of the essence for the times and dates specified in this Deed.
7.2	In the event that any of the conditions listed in Clause 2.1 of this Deed have not been satisfied on or before 3.00pm BST on 30 June 2017, the Final Settlement Time shall not be capable of occurring.
8	Miscellaneous
8.1
This Deed supersedes the terms and conditions contained in any correspondence relating to the subject matter of this Deed exchanged between the Agent, the Security Agent, a Borrower, the Guarantor or their representatives before the date of this Deed.

8.2	No variation or amendment of this Deed shall be valid unless in writing and signed on behalf of each Party.

8.3	The "Agent", the "Security Agent", any "Borrower", the "Guarantor", or any "Party" shall be construed so as to include its successors in title, permitted assignees and permitted transferees.
8.4	This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.
8.5
If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

8.6	A person who is not a Party (other than a Finance Party) has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.
8.7	No Party may assign any of its rights or transfer any of its rights or obligations under this Deed.
8.8	All obligations of the Borrowers under and in connection with this Deed are joint and several.
8.9	The provisions of clause 36 (Confidentiality) of the Loan Agreement shall apply to this Deed as if they were set out in full.
9	Governing Law and Jurisdiction
9.1	This Deed and any non-contractual obligations arising from or in connection with it shall in all respects be governed by and interpreted in accordance with English law.
9.2
For the exclusive benefit of the Finance Parties, each Borrower and the Guarantor irrevocably agree that the courts of England are to have exclusive jurisdiction to settle any dispute (a) arising from or in connection with this Deed or (b) relating to any non-contractual obligations arising from or in connection with this Deed and that any proceedings may be brought in those courts.

9.3
Nothing contained in this Clause shall limit the right of the Finance Parties to commence any proceedings against a Borrower or the Guarantor in any other court of competent jurisdiction nor shall the commencement of any proceedings against a Borrower or the Guarantor in one or more jurisdictions preclude the commencement of any proceedings in any other jurisdiction, whether concurrently or not.

9.4
Each Borrower and the Guarantor irrevocably waives any objection which it may now or in the future have to the laying of the venue of any proceedings in any court referred to in this Clause and any claim that those proceedings have been brought in an inconvenient or inappropriate forum, and irrevocably agrees that a judgment in any proceedings commenced in any such court shall be conclusive and binding on it and may be enforced in the courts of any other jurisdiction.

9.5	Without prejudice to any other mode of service allowed under any relevant law, each Borrower and the Guarantor:

9.5.1	irrevocably appoint Nicolaou & Co of 25 Heath Drive, Potters Bar, Hertfordshire, EN6 1EN, England as its agent for service of process in relation to any proceedings before the English courts; and
9.5.2	agrees that failure by a process agent to notify a Borrower or the Guarantor of the process will not invalidate the proceedings concerned.
In witness of which this Deed has been duly executed and delivered as a deed the day and year first before written.

The Agent Signed and delivered as a Deed by The Royal Bank of Scotland plc acting by Jeremy Simon John Storrs its duly authorised attorney in the presence of:	) ) ) ) ) ) )	/s/ Jeremy Simon John Storrs

Witness signature:	/s/ Adrian Meadows
Name:	Adrian Meadows
Address:	250 Bishopsgate, London, EC2M 4AA

The Security Agent Signed and delivered as a Deed by The Royal Bank of Scotland plc acting by Jeremy Simon John Storrs its duly authorised attorney in the presence of:	) ) ) ) ) ) ) )	/s/ Jeremy Simon John Storrs

Witness signature:	/s/ Adrian Meadows
Name:	Adrian Meadows
Address:	250 Bishopsgate, London, EC2M 4AA

The Swap Provider Signed and delivered as a Deed by The Royal Bank of Scotland plc acting by Jeremy Simon John Storrs its duly authorised attorney in the presence of:	) ) ) ) ) ) )	/s/ Jeremy Simon John Storrs

Witness signature:	/s/ Adrian Meadows
Name:	Adrian Meadows
Address:	250 Bishopsgate, London, EC2M 4AA

The Borrowers Signed and delivered as a Deed Likiep Shipping Company Inc. acting by Andreas Nikolaos Michalopoloulos its duly authorised attorney in fact in the presence of:	) ) ) ) ) ) ) )	/s/ Andreas Nikolaos Michalopoloulos

Witness signature:	/s/ Margarita Veniou
Name:	Margarita Veniou
Address:	Pendelis 18, 17564 Palatio Filiro Athens, Greece

Signed and delivered as a Deed Orangina Inc. acting by Andreas Nikolaos Michalopoloulos its duly authorised attorney in fact in the presence of:	) ) ) ) ) ) ) )	/s/ Andreas Nikolaos Michalopoloulos

Witness signature:	/s/ Margarita Veniou
Name:	Margarita Veniou
Address:	Pendelis 18, 17564 Palatio Filiro Athens, Greece

Signed and delivered as a Deed Oruk Shipping Company Inc. acting by Andreas Nikolaos Michalopoloulos its duly authorised attorney in fact in the presence of:	) ) ) ) ) ) ) )	/s/ Andreas Nikolaos Michalopoloulos

Witness signature:	/s/ Margarita Veniou
Name:	Margarita Veniou
Address:	Pendelis 18, 17564 Palatio Filiro Athens, Greece

Signed and delivered as a Deed Delap Shipping Company Inc. acting by Ioannis Zafirakis its duly authorised attorney in fact in the presence of:	) ) ) ) ) ) ) )	/s/ Ioannis Zafirakis

Witness signature:	/s/ Margarita Veniou
Name:	Margarita Veniou
Address:	Pendelis 18, 17564 Athens, Greece

Signed and delivered as a Deed Jabor Shipping Company Inc. acting by Ioannis Zafirakis its duly authorised attorney in fact in the presence of:	) ) ) ) ) ) ) )	/s/ Ioannis Zafirakis

Witness signature:	/s/ Margarita Veniou
Name:	Margarita Veniou
Address:	Pendelis 18, 17564 Athens, Greece

Signed and delivered as a Deed Eluk Shipping Company Inc. acting by Ioannis Zafirakis its duly authorised attorney in fact in the presence of:	) ) ) ) ) ) ) )	/s/ Ioannis Zafirakis

Witness signature:	/s/ Margarita Veniou
Name:	Margarita Veniou
Address:	Pendelis 18, 17564 Athens, Greece

Signed and delivered as a Deed Mago Shipping Company Inc. acting by Margarita Veniou its duly authorised attorney in fact in the presence of:	) ) ) ) ) ) ) )	/s/ Margarita Veniou

Witness signature:	/s/ Maria Kamperi
Name:	Maria Kamperi
Address:	Pendelis 18, 17564 P. Faliro, Athens, Greece

Signed and delivered as a Deed Meck Shipping Company Inc. acting by Margarita Veniou its duly authorised attorney in fact in the presence of:	) ) ) ) ) ) ) )	/s/ Margarita Veniou

Witness signature:	/s/ Maria Kamperi
Name:	Maria Kamperi
Address:	Pendelis 18, 17564 P. Faliro, Athens, Greece

Signed and delivered as a Deed Langor Shipping Company Inc. acting by Margarita Veniou its duly authorised attorney in fact in the presence of:	) ) ) ) ) ) ) )	/s/ Margarita Veniou

Witness signature:	/s/ Maria Kamperi
Name:	Maria Kamperi
Address:	Pendelis 18, 17564 P. Faliro, Athens, Greece

The Guarantor Signed and delivered as a Deed by Diana Containerships Inc. acting by Ioannis Zafirakis its duly authorised attorney in fact in the presence of:	) ) ) ) ) ) ) )	/s/ Ioannis Zafirakis

Witness signature:	/s/ Margarita Veniou
Name:	Margarita Veniou
Address:	Pendelis 18, 17564 Athens, Greece

Schedule 1
 The Security Documents
1	The guarantee and indemnity of the Guarantor contained in clause 18 of the Loan agreement;
2
the first preferred Marshall Islands mortgage over Vessel A dated 15 September 2015 (as amended by a first addendum dated 12 September 2016) granted by Borrower A in favour of the Security Agent ("Mortgage 1");

3
the first preferred Marshall Islands mortgage over Vessel B dated 15 September 2015 (as amended by a first addendum dated 12 September 2016) granted by Borrower B in favour of the Security Agent ("Mortgage 2");

4
the first preferred Marshall Islands mortgage over Vessel C dated 15 September 2015 (as amended by a first addendum dated 12 September 2016) granted by Borrower C in favour of the Security Agent ("Mortgage 3");

5
the first preferred Marshall Islands mortgage over Vessel D dated 15 September 2015 (as amended by a first addendum dated 12 September 2016) granted by Borrower D in favour of the Security Agent ("Mortgage 4");

6
the first preferred Marshall Islands mortgage over Vessel E dated 15 September 2015 (as amended by a first addendum dated 12 September 2016) granted by Borrower E in favour of the Security Agent ("Mortgage 5");

7
the first preferred Marshall Islands mortgage over Vessel G dated 15 September 2015 (as amended by a first addendum dated 12 September 2016) granted by Borrower G in favour of the Security Agent ("Mortgage 7");

8
the first preferred Marshall Islands mortgage over Vessel H dated 15 September 2015 (as amended by a first addendum dated 12 September 2016) granted by Borrower H in favour of the Security Agent ("Mortgage 8");

9
the first preferred Marshall Islands mortgage over Vessel I dated 19 November 2015  (as amended by a first addendum dated 12 September 2016) granted by Borrower I in favour of the Security Agent ("Mortgage 9"); and

10
the first preferred Marshall Islands mortgage over Vessel J dated 12 September 2016 granted by Borrower J in favour of the Security Agent ("Mortgage 10" and together with Mortgage 1, Mortgage 2, Mortgage 3, Mortgage 4, Mortgage 5, Mortgage 7, Mortgage 8 and Mortgage 9, the "Mortgages");

11	the account charge in respect of the Earnings Account in the name of Borrower A dated 15 September 2015 between Borrower A and the Security Agent;
12	the account charge in respect of the Earnings Account in the name of Borrower B dated 15 September 2015 between Borrower B and the Security Agent;
13	the account charge in respect of the Earnings Account in the name of Borrower C dated 15 September 2015 between Borrower C and the Security Agent;

14	the account charge in respect of the Earnings Account in the name of Borrower D dated 15 September 2015 between Borrower D and the Security Agent;
15	the account charge in respect of the Earnings Account in the name of Borrower E dated 15 September 2015 between Borrower E and the Security Agent;
16	the account charge in respect of the Earnings Account in the name of Borrower G dated 15 September 2015 between Borrower G and the Security Agent;
17	the account charge in respect of the Earnings Account in the name of Borrower H dated 15 September 2015 between Borrower H and the Security Agent;
18	the account charge in respect of the Earnings Account in the name of Borrower I dated 19 November 2015 between Borrower I and the Security Agent;
19	the account charge in respect of the Earnings Account in the name of Borrower J dated 12 September 2016 between Borrower J and the Security Agent;
20	the account charge in respect of the Liquidity Account in the name of the Guarantor dated 15 September 2015 between the Guarantor and the Security Agent;
21	the deed of assignment of the Insurances, Earnings, Charter Rights and Requisition Compensation in respect of Vessel A dated 15 September 2015 between Borrower A and the Security Agent;
22	the deed of assignment of the Insurances, Earnings, Charter Rights and Requisition Compensation in respect of Vessel B dated 15 September 2015 between Borrower B and the Security Agent;
23	the deed of assignment of the Insurances, Earnings, Charter Rights and Requisition Compensation in respect of Vessel C dated 15 September 2015 between Borrower C and the Security Agent;
24	the deed of assignment of the Insurances, Earnings, Charter Rights and Requisition Compensation in respect of Vessel D dated 15 September 2015 between Borrower D and the Security Agent;
25	the deed of assignment of the Insurances, Earnings, Charter Rights and Requisition Compensation in respect of Vessel E dated 15 September 2015 between Borrower E and the Security Agent;
26	the deed of assignment of the Insurances, Earnings, Charter Rights and Requisition Compensation in respect of Vessel G dated 15 September 2015 between Borrower G and the Security Agent;
27	the deed of assignment of the Insurances, Earnings, Charter Rights and Requisition Compensation in respect of Vessel H dated 15 September 2015 between Borrower H and the Security Agent;
28	the deed of assignment of the Insurances, Earnings, Charter Rights and Requisition Compensation in respect of Vessel I dated 19 November 2015 between Borrower I and the Security Agent;

29	the deed of assignment of the Insurances, Earnings, Charter Rights and Requisition Compensation in respect of Vessel J dated 12 September 2016 between Borrower J and the Security Agent;
30	the share pledge over the issued share capital in Borrower A dated 15 September 2015 between the Guarantor and the Security Agent;
31	the share pledge over the issued share capital in Borrower B dated 15 September 2015 between the Guarantor and the Security Agent;
32	the share pledge over the issued share capital in Borrower C dated 15 September 2015 between the Guarantor and the Security Agent;
33	the share pledge over the issued share capital in Borrower D dated 15 September 2015 between the Guarantor and the Security Agent;
34	the share pledge over the issued share capital in Borrower E dated 15 September 2015 between the Guarantor and the Security Agent;
35	the share pledge over the issued share capital in Borrower G dated 15 September 2015 between the Guarantor and the Security Agent;
36	the share pledge over the issued share capital in Borrower H dated 15 September 2015 between the Guarantor and the Security Agent;
37	the share pledge over the issued share capital in Borrower I dated 19 November 2015 between the Guarantor and the Security Agent;
38	the share pledge over the issued share capital in Borrower J dated 12 September 2016 between the Guarantor and the Security Agent; and
39	the deed of charge over Master Agreement Proceeds dated 15 September 2015 granted by the Borrowers in favour of the Security Agent.

Schedule 2
Banking Operations Letter

From:          [Likiep Shipping Company Inc.][Orangina Inc.][Oruk Shipping Company Inc.][Delap Shipping Company Inc.][Jabor Shipping Company Inc.][Mago Shipping Company Inc.][Meck Shipping Company Inc.][Langor Shipping Company Inc.][Eluk Shipping Company Inc] [Diana Containerships Inc.]

To:	The Royal Bank of Scotland plc c/o RBS Capital Resolution 250 Bishopsgate London EC2M 4AA England

[                        ] 2017
Dear Sirs,
We, [Likiep Shipping Company Inc.][Orangina Inc.][Oruk Shipping Company Inc.][Delap Shipping Company Inc.][Jabor Shipping Company Inc.][Mago Shipping Company Inc.][Meck Shipping Company Inc.][Langor Shipping Company Inc.][Eluk Shipping Company Inc][Diana Containerships Inc.] (the "Company") write to confirm the agreement reached for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the Company, between (i) the Company, and (ii) The Royal Bank of Scotland plc (the "Bank") in relation to certain operational banking arrangements.
1
The Company undertakes to close all and any bank account(s) held by it with the Bank (the "Accounts") on or before 29 September 2017. To the extent that the Accounts are not so closed by 29 September 2017, this letter constitutes an irrevocable instruction and authority from the Company for the Bank to close the Accounts, without prejudice to any accrued obligations (wherever arising) owed by the Company to the Bank.

2
All reasonable costs (including VAT and legal fees) and out-of-pocket expenses incurred by the Bank in connection with the negotiation, preparation and documentation of this letter and the associated settlement, closure and termination documentation shall be borne by the Company.

3
The information contained in this letter is confidential and we will not disclose to any third party (a) the letter and/or (b) any of its contents and/or (c) the fact that discussions concerning the terms hereof have taken place, other than (i) as required by applicable law or regulation, (and, if so disclosed, we will use reasonable endeavours to inform the Bank to whom such information has been disclosed at our earliest convenience), or (ii) disclosure to our professional advisors or associated or affiliated companies on the terms of this paragraph 3.
4	We intend this letter to take effect as a deed and it is delivered on the date written above.
5
This letter and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law. The Company agrees that the courts of England have exclusive jurisdiction to hear and determine any suit, action or proceeding arising out of or in connection with this letter and accordingly submits to the exclusive jurisdiction of the English courts.

Yours faithfully

Signed and delivered as a DEED for and on behalf of
[Likiep Shipping Company Inc.][Orangina Inc.][Oruk Shipping Company Inc.][Delap Shipping Company Inc.][Jabor Shipping Company Inc.][Mago Shipping Company Inc.][Meck Shipping Company Inc.][Langor Shipping Company Inc.][Eluk Shipping Company Inc] [Diana Containerships Inc.]
Acting by:
Name:
 Title: Attorney-in-fact
In the presence of: